EXHIBIT 2
                                  ---------


                        AGREEMENT AND PLAN OF MERGER
                                   BETWEEN
                               VWR CORPORATION
                          (a Delaware corporation)
                                     AND
                                VWR NEW CORP.
                        (a Pennsylvania corporation)


AGREEMENT AND PLAN OF MERGER ("Agreement"), dated as of March 28, 1994, made by and between VWR CORPORATION, a Delaware corporation ("VWR"), and VWR NEW CORP., a Pennsylvania corporation and wholly owned subsidiary of VWR ("Newco"), (which corporations are sometimes hereinafter collectively called the "Constituent Corporations").


WITNESSETH:


WHEREAS, VWR has authority to issue 31,000,000 shares of capital stock, consisting of 30,000,000 shares of Common Stock, par value $1.00 per share, and 1,000,000 shares of Preferred Stock, par value $1.00 per share (collectively, the "VWR Capital Stock"); and

WHEREAS, Newco on the Effective Date (as hereinafter defined) will have the authority to issue 31,000,000 shares of capital stock, consisting of 30,000,000 shares of Common Stock, par value $1.00 per share, and 1,000,000 shares of Preferred Stock, par value $1.00 per share (collectively, the "Newco Capital Stock"); and

WHEREAS, the Board of Directors of each of the Constituent Corporations deems it advisable and in the best interests of each of the Constituent Corporations and its shareholder or stockholders that VWR be merged with and into Newco as permitted by the General Corporation Law of the State of Delaware ("GCL") and the Business Corporation Law of 1988 of the Commonwealth of Pennsylvania ("BCL") under and pursuant to the terms and conditions hereinafter set forth; and

WHEREAS, the Board of Directors of each of the Constituent Corporations has approved this agreement and directed that this Agreement be submitted to its stockholders or shareholder



NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants herein contained and in accordance with the applicable provisions of the GCL and the BCL, the parties hereto have agreed and covenanted, and do hereby agree and covenant, as follows:


ARTICLE I
THE MERGER, THE SURVIVING CORPORATION
AND THE EFFECTIVE DATE
-------------------------------------

1.	As soon as practicable following the fulfillment (or waiver, to the extent permitted therein) of the conditions specified in Article IV hereof, taking into consideration the closing of accounting periods, VWR shall be merged with and into Newco (the "Merger") and Newco shall survive the Merger.

2.	The date on which the Merger occurs and becomes effective is hereinafter called the Effective Date. The Merger shall occur and be effective on the hour and on the date set forth as the effective date in Articles of Merger incorporating this Agreement filed in the Department of State of the Commonwealth of Pennsylvania as provided in Subchapter 19C (relating to merger, consolidation, share exchanges and sale of assets) of the BCL, if prior thereto a duly certified, executed and acknowledged copy of this Agreement or certificate of merger with respect thereto has been filed with the Secretary of State of Delaware as provided in Sections 103 and 252 of the GCL.

3.	Newco, as the surviving corporation (the "Surviving Corporation"), shall continue its corporate existence under the laws of the Commonwealth of Pennsylvania. On the Effective Date, the separate existence and corporate organization of VWR, except insofar as it may be continued by operation of law, shall be terminated and cease.


ARTICLE II
ARTICLES OF INCORPORATION, BYLAWS, DIRECTORS
AND OFFICERS OF THE SURVIVING CORPORATION
--------------------------------------------

1.	The Articles of Incorporation of Newco on the Effective Date, in the
form set forth in Attachment I hereto, shall be the Articles of Incorporation of the Surviving Corporation, until amended or repealed in accordance with the provisions thereof and of applicable law. Following the Merger, the Surviving Corporation shall operate under the name "VWR Corporation."

2.	The Bylaws of Newco on the Effective Date, in the form set forth in
Attachment II hereto, shall on the Effective Date become and be the Bylaws of the Surviving Corporation, until amended or repealed in accordance with the provisions thereof, of the Articles of Incorporation and of applicable law



3.	The directors and officers of VWR on the Effective Date will be the directors and officers, respectively, of Newco on and after the Effective Date until expiration of their current terms and until their successors are elected and qualify, or their prior resignation, removal or death, subject to the Articles of Incorporation and Bylaws of Newco.

ARTICLE III
TREATMENT OF SHARES OF EACH OF
THE CONSTITUENT CORPORATIONS
------------------------------

1.     On the Effective Date:

	(a)	each share of Common Stock of VWR, par value $1.00 per share, outstanding immediately prior to the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one share of Newco Common Stock, par value $1.00 per share;

	(b)	each share of Newco Capital Stock outstanding immediately prior to the Merger shall cease to exist and be cancelled;

	(c)	each share of VWR Capital Stock issued and held in the treasury of
VWR on the Effective Date shall be cancelled, and no shares of stock or other securities of Newco shall be issuable with respect thereto;

	(d)	each option outstanding under the VWR 1986 Long Term Incentive
Stock Plan immediately prior to the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become an option to purchase the same number of shares of Newco Common Stock at the same price and otherwise upon the same terms and conditions; and

	(e)	Each right to purchase a share of Common Stock of VWR, par value
$1.00 per share, shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become a right to purchase a share of Newco Common Stock, par value $1.00 per share, at the same price and otherwise under the same terms and conditions as contained in the Rights Agreement dated as of May 20, 1988 between VWR and First Interstate Bank of Washington, N.A.

2.	Certificates representing shares of Newco Capital Stock outstanding immediately prior to the Merger shall be cancelled. No certificates for shares of Newco Capital Stock will be issued to holders of any of the shares of VWR Capital Stock upon the Merger. Certificates representing shares of VWR Capital Stock (other than certificates representing shares which are cancelled pursuant to Section 1(c) of this Article III) shall upon the Merger be deemed for all purposes to represent an equal number of shares of the same class and series of Newco Capital Stock. After the Effective Date, whenever certificates which formerly represented shares of VWR Capital Stock are presented for exchange or registration of transfer, Newco will cause to be issued in respect thereof certificates representing an equal number of shares of Newco Capital Stock of the same class and series.

ARTICLE IV
CONDITIONS, DEFERRAL, TERMINATION AND AMENDMENT
-----------------------------------------------

1.	The obligation of VWR and Newco to effect the transactions contemplated hereby is subject to satisfaction of the following conditions (any or all of which may be waived by VWR and Newco in their sole discretion to the extent permitted by law):

	(a)	VWR as sole shareholder of Newco shall have approved this
Agreement in accordance with the BCL;

	(b)	the stockholders of VWR entitled to vote thereon shall have
adopted this Agreement at a meeting thereof duly held in accordance with GCL;

	(c)	the Newco Common Stock to be issued in the Merger or reserved for issuance shall have been approved for quotation on NASDAQ National Market
System, subject to official notice of issuance;

	(d)	VWR shall have received an opinion of its tax counsel,
satisfactory to VWR and substantially to the effect that, for federal income tax purposes (i) no gain or loss will be recognized by VWR, Newco or the stockholders of VWR by reason of the consummation of the Merger, (ii) each VWR stockholder's tax basis in Newco Capital Stock into which his or her VWR Capital Stock is converted will be the same as the tax basis of the VWR Capital Stock held by such stockholder immediately prior to consummation of the Merger and (iii) a VWR stockholder who holds VWR Capital Stock as a capital asset will include in his holding period for the Newco Capital Stock the period during which he held the VWR Capital Stock converted into such Newco Capital Stock; and

	(e)	a duly certified, executed and acknowledged copy to this Agreement or certificate of merger with respect thereto shall have been filed with the Secretary of State of Delaware in accordance with Sections 103 and 252 of the GCL.

2.	Consummation of the Merger may be deferred by the Board of Directors of
VWR for a reasonable period of time, not later than December 31, 1994, if the Board determines that deferral would be in the best interests of VWR and its stockholders.




3.	(a)	This Agreement may be terminated by the Board of Directors of VWR or Newco at any time before or after the adoption and approval thereof by the shareholder of Newco or the stockholders of VWR or both, but not later than the Effective Date. In the event of a termination after Articles of Merger have been filed in the Department of State of the Commonwealth of Pennsylvania and before the Effective Date, a timely statement of termination may be filed in the Department of State by the terminating corporation.

	(b)	In the event of termination of this Agreement as above provided, this Agreement shall become wholly void and of no effect, and there shall be no liability on the part of either Constituent Corporation or its Board of Directors or its stockholders or shareholder except as provided in
Section 4 of this Article IV.

4.	If the Merger becomes effective, the Surviving Corporation shall assume and pay all expenses in connection therewith not theretofore paid by the respective parties. If for any reason the Merger shall not become effective, VWR shall pay all expenses incurred in connection with all the proceedings taken in respect of this Agreement or relating thereto.

5.	The parties hereto, by mutual consent of their respective Boards of
Directors, may amend, modify or supplement this Agreement in such manner as may be agreed upon by them in writing at any time before or after adoption and approval of this Agreement by the shareholder of Newco and stockholders of VWR, but not later than the Effective Date, except that no such amendment, modification or supplement not adopted and approved by the shareholder of Newco and the stockholders of VWR shall affect the rights of such shareholder or stockholders in a manner which is materially adverse to them, in the sole judgment of the Board of Directors of VWR.


ARTICLE V
TRANSFER OF ASSETS AND LIABILITIES
----------------------------------

1.	On the Effective Date, the rights, privileges, powers and franchises, both of a public as well as of a private nature, of each of the Constituent Corporations shall be vested in and possessed by the Surviving Corporation, subject to all the disabilities, duties and restrictions of or upon each of the Constituent Corporations; and all the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to each of the Constituent Corporations on whatever account, as well for stock subscriptions and all things in action or belonging to each of the Constituent Corporations shall be transferred to and vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest, shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of each of the Constituent Corporations shall attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

2.	The parties hereto agree that from time to time and as and when requested by the Surviving Corporation, or by its successors or assigns, to the extent permitted by law, the officers and directors of VWR and of the Surviving Corporation are fully authorized in the name or VWR or otherwise to execute and deliver all such deeds, assignments, confirmations, assurances and other instruments and to take or cause to be taken all such further action as the Surviving Corporation may deem necessary or desirable in order to vest, perfect, confirm in or assure the Surviving Corporation title to and possession of all of said property, rights, privileges, powers and franchises and otherwise to carry out the intent and purposes of this Agreement.

ARTICLE VI
MISCELLANEOUS
-------------

For the convenience of the parties and to facilitate any filing and recording of this Agreement, any number of counterparts hereof may be executed, each of which shall be deemed to be an original of this Agreement but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties to this Agreement, pursuant to the approval and authority duly given by resolutions adopted by its Board of Directors, has caused these presents to be executed by its President or a Vice President and its corporate seal affixed and attested to by its Secretary or an Assistant Secretary, all as of the day and year first above written.




                                    VWR NEW CORP.
                                   (a Pennsylvania corporation)


(Corporate Seal)

                                    By:      (Signature)
                                    -----------------------------
                                      Jerrold B. Harris
                                      President
ATTEST:


By:    (Signature)
---------------------------
    Walter S. Sobon
    Secretary



                                     VWR CORPORATION
                                    (a Delaware corporation)

(Corporate Seal)


                                    By:      (Signature)
                                    ---------------------------
                                      Jerrold B. Harris
                                      President

ATTEST:


By:     (Signature)
-------------------------------
    Walter S. Sobon
    Secretar




                            SECRETARY'S CERTIFICATE


	The undersigned, Walter S. Sobon, Secretary of VWR Corporation, a Delaware corporation (the "Company"), does hereby certify that the foregoing Agreement has been adopted, at a meeting duly called and held, by at least a majority of the outstanding stock of the Company entitled to vote thereon.




                                    By:      (Signature)
                                    --------------------------------------
                                    Walter S. Sobon, Secretary




                           SECRETARY'S CERTIFICATE


	The undersigned, Walter S. Sobon, Secretary of VWR New Corp., a Pennsylvania corporation (the "Pennsylvania Company"), does hereby certify that the foregoing Agreement has been adopted by the written consent of all of the holders of the outstanding stock of the Pennsylvania Company.



                                    By:     (Signature)
                                    ---------------------------------------
                                    Walter S. Sobon, Secretary




CALHOUPT:[000000.VWR]MERGER.AGM
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